Amendment No. 1 to the Registration Rights Agreement
AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT
This AMENDMENT NO. 1 (this “Amendment”), dated as of August 22, 2008, amends the Registration Rights Agreement, dated as of October 16, 2007 (the “Registration Rights Agreement”), by and among Virgin Mobile USA, Inc., a Delaware corporation (the “Company”), Corvina Holdings Limited, a company incorporated in the British Virgin Islands, (“Corvina”), Cortaire Limited, a company incorporated in the British Virgin Islands (“Cortaire” and together with Corvina, “Virgin”), Sprint Ventures, Inc., a Kansas corporation (“Sprint”), Best Buy Co., Inc., a Minnesota corporation, and Freedom Wireless, Inc., a Nevada corporation.
WHEREAS, the Company, Virgin Mobile USA, L.P., a Delaware limited partnership (“VMU LP”), Helio, Inc., a Delaware corporation (“Helio, Inc.”), Helio LLC, a Delaware limited liability company (“Helio LLC”), SK Telecom USA Holdings, Inc., a Delaware corporation (“SK Telecom”), EarthLink, Inc., a Delaware corporation (“EarthLink”) and Corvina have entered into a Transaction Agreement, dated as of June 27, 2008 (the “Transaction Agreement”), which provides for, among other things, the transfer and sale of the membership units of Helio LLC by SK Telecom, EarthLink and Helio, Inc. in exchange for the issuance by VMU LP of a number of common partnership units of VMU LP;
WHEREAS, following the consummation of the transactions contemplated by the Transaction Agreement, SK Telecom and EarthLink will become stockholders of the Company and will beneficially own Equity Securities (as defined in the Stockholders’ Agreement, dated as of October 16, 2007, by and among the Company, Virgin and Sprint and the other parties thereto, as amended); and
WHEREAS, the parties hereto wish to add SK Telecom and EarthLink as parties and amend the Registration Rights Agreement in certain other respects.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Definitions. Except as otherwise expressly defined herein, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
2. Shareholders. Each of SK Telecom and EarthLink shall be deemed to be a Shareholder under the Registration Rights Agreement upon the effectiveness hereof.
3. Amendment to Section 1. Section 1 of the Registration Rights Agreement is hereby amended by:
(a) in the definition of “Requisite Shareholders”, deleting the words “each of Virgin or Sprint, and their respective successors and permitted assigns as long as such successors and permitted assigns hold, directly or together with their respective Affiliates, a Percentage Interest of 10% or more” and replacing such words with “each of Virgin, Sprint or SK Telecom, and their respective successors and permitted assigns as long as such successors and permitted assigns hold, directly or together with their respective Affiliates, a Percentage Interest of 10% or more”; and

(b) inserting the following additional definition:
“SK Telecom Demand Shareholders” shall have the meaning set forth in Section 2(b) hereof.
4. Amendment to Section 2. Section 2 of the Registration Rights Agreement is hereby amended by:
(a) replacing the number “50,000,000” in Section 2(a) with the number “25,000,000”;
(b) deleting Section 2(b)(i) in its entirety and replacing it with the following:
“first, the securities for which inclusion in such Demand Registration was requested by the Demand Shareholders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, such that each Demand Shareholder sells the number of Registrable Securities (the “Allocated Shares”) equal to either (1) if the number of Registrable Securities for which inclusion in such Demand Registration was requested by such Demand Shareholder (such number, the “Requested Shares”) is equal to, or less than, 33-1/3% of the Maximum Offering Size (any Demand Shareholder making such a request, a “Full Allocation Demand Shareholder”), then the Requested Shares; or (2) if the Requested Shares are greater than 33-1/3% of the Maximum Offering Size (any Demand Shareholder making such a request, an “Excess Demand Shareholder”), then the number of Registrable Securities equal to the quotient obtained by dividing (A) the difference between the Maximum Offering Size and the total number of Requested Shares of any Full Allocation Demand Shareholders, by (B) the number of Excess Demand Shareholders, provided that if the application of this clause (2) would result in an allocation to any Excess Demand Shareholder in excess of its Requested Shares, such excess shall be allocated instead to the other Excess Demand Shareholder which was not allocated its Requested Shares in full; provided further that for the purposes of the allocation in this Section 2(b)(i), (x) Sprint and its successors and permitted assigns that are each Requisite Shareholders and are participating in such offering (the “Sprint Demand Shareholders”) shall be deemed to constitute one Demand Shareholder, (y) Virgin and its successors and permitted assigns that are each Requisite Shareholders and are participating in such offering (the “Virgin Demand Shareholders”) shall be deemed to constitute one Demand Shareholder and (z) SK Telecom and its successors and permitted assigns that are each Requisite Shareholders and are participating in such offering (the “SK Telecom Demand Shareholders”) shall be deemed to constitute one Demand Shareholder; and provided further, that following the allocation described above, each of Sprint, Virgin and SK Telecom shall have the right to determine the further allocation of their respective Allocated Shares among the Sprint Demand Shareholders, the Virgin Demand Shareholders and the SK Telecom Demand Shareholders, respectively, in their sole discretion”; and
(c) replacing the number “50,000,000” in Section 2(d) with the number “25,000,000”.

5. Amendment to Section 4. Section 4 of the Registration Rights Agreement is hereby amended by deleting the last sentence of the first paragraph therein and replacing it with the following:
“Notwithstanding the foregoing, any discretionary waiver or termination of this lock-up provision by the Company or the underwriters with respect to any of the Requisite Shareholders shall apply to the other Requisite Shareholders as well, pro rata based upon the number of shares subject to such obligations.”
6. Amendment to Section 11. Section 11(b) of the Registration Rights Agreement is hereby amended by adding after the address of Freedom Wireless the following:
if to SK Telecom:
SK Telecom USA Holdings, Inc.
c/o SK Telecom Co., Ltd.
11 Euljiro -ga
Jung-gu, Seoul 100-999, Korea
Attn: Chief Financial Officer
Telecopy:
with a copy (which shall not constitute notice) to:
Baker & McKenzie LLP
1114 Avenue of the Americas
New York, New York 10036
Attn: Philip T. von Mehren
Telecopy: (212) 310-1818
if to EarthLink:
EarthLink, Inc.
1375 Peachtree Street, N.E.
Atlanta, GA 30309
Attn: Samuel DeSimone, Jr.
Telecopy: (404) 892-7616
with a copy (which shall not constitute notice) to:
Troutman Sanders LLP
1001 Haxall Point
Richmond, VA 23219
Attn: David M. Carter
Telecopy: (804) 698-5196

7. Governing Law and Submission to Jurisdiction. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of New York. The parties to this Amendment hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in New York, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Amendment or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts.
8. No Other Amendments. Except as expressly amended hereby, the provisions of the Registration Rights Agreement are and shall remain in full force and effect.
9. References to Registration Rights Agreement. No reference to this Amendment need to be made in any agreement, instrument or document at any time referring to the Registration Rights Agreement. From and after the date of this Amendment, all references to the Registration Rights Agreement (in any agreements, documents or instruments) shall be deemed to be references to the Registration Rights Agreement as amended by this Amendment.
10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original or facsimile, but all of which shall constitute one instrument.
[Signature page follows]

The parties have caused this Amendment to be executed by their duly authorized representative as of the day and date first above written.

VIRGIN MOBILE USA, INC.

By:	/s/ Daniel H. Schulman

Name: Daniel H. Schulman
Title: Chief Executive Officer

CORVINA HOLDINGS LIMITED

By:	/s/ Frank Dearie

Name: Frank Dearie
Title: Director

CORTAIRE LIMITED

By:	/s/ Frank Dearie

Name: Frank Dearie
Title: Director

SPRINT VENTURES, INC.

By:	/s/ James D. Patterson

Name: James D. Patterson
Title: President

SK TELECOM USA HOLDINGS, INC.

By:	/s/ Sung Won Suh

Name: Sung Won Suh
Title: Authorized Person

EARTHLINK, INC.

By:	/s/ Samuel R. DeSimone, Jr.

Name: Samuel R. DeSimone, Jr.
Title: General Counsel